                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report, which includes an explanatory paragraph regarding the Company's change in its method of accounting for income taxes, dated January 22, 1993, on our audits of the consolidated financial statements of Vermont Financial Services Corp. and Subsidiary. We also consent to the reference to our firm under the captions "Vermont Financial Services Corp. -- Selected Financial Data" and "Experts."

                                        /s/  COOPERS & LYBRAND
                                             COOPERS & LYBRAND

Springfield, Massachusetts
March 4, 1994